UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2007

  Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2085B Quaker Pointe Drive Quakertown, Pennsylvania	18951
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 529-6084

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 12, 2007, FHI released the final results of two clinical trials halted in November 2005 and August 2006 that examined the safety and effectiveness of Savvy® (C31G vaginal gel) as a potential microbicide for the prevention of male-to-female transmission of HIV among women at high risk of infection. The trials—in Ghana and Nigeria—were unable to show that Savvy® was more effective than a placebo gel. The FHI release noted that the trial results possibly were influenced by the fact that all participants, including those receiving the placebo gel, received risk reduction counseling and condoms. These final results are consistent with the information that Cellegy Pharmaceuticals, Inc. (“Cellegy” or the “Company”) previously reported concerning FHI’s initial decision to terminate the trials.

Cellegy had previously announced on November 8, 2005 and on August 28, 2006 that the Data Monitoring Committees (“DMC”) had reviewed interim data from the Savvy® Ghana and Nigeria Phase 3 HIV prevention trials, respectively, and made recommendations that each trial not continue. A lower than expected rate of HIV seroconversion in Ghana made it unlikely that the number of events required to evaluate the effect of Savvy® on HIV could be reached, and the small interim effect size in Nigeria suggested that there was very low power to eventually conclude that Savvy® was effective, even if it continued.

A copy of Family Health International’s statement relating to the above matters is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit List	Description of Exhibit

Exhibit 99.1	Release dated September 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: September 14, 2007	By:	/s/ Robert J. Caso
Robert J. Caso
Vice President, Finance (Duly Authorized Officer)